Exhibit 99.3

Certification

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of

Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of Immunomedics, Inc., a Delaware corporation (the “Company”), does hereby certify, to such officer’s knowledge, that:

The Form 10-Q for the quarter ended March 31, 2003 (the “Form 10-Q”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 13, 2003

/s/    Cynthia L. Sullivan

Cynthia L. Sullivan

President and Chief Executive Officer

Dated: May 13, 2003

/s/    Gerard G. Gorman

Gerard G. Gorman

Vice President, Finance, and

Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) and is not being filed as part of this report.